Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-65900 on Form S-8 of our report dated June 28, 2019, appearing in this Annual Report on Form 11-K of the Caleres, Inc. 401(k) Savings Plan for the year ended December 31, 2019.

/s/ UHY LLP

St. Louis, Missouri

June 29, 2020